EXHIBIT 23.1





Deloitte & Touche GmbH                                                 DELOITTE
Wirtschaftsprufungsgesellschaft                                        & TOUCHE




                       CONSENT OF DELOITTE & TOUCHE GmbH



We hereby consent to the incorporation by reference to the Registration Statement on Form S-8 (Registration Number 333-84453, 333-54580 and 333-65848) of our report dated March 25, 2002 on our audits of the consolidated financial statements of iQ Power Technology, Inc. and its subsidiaries as of December 31, 2001 and 2000, which report is included in the Annual Report on Form 10-KSB of iQ Power Technology, Inc. for the year ended December 31, 2001.


/s/ Deloitte & Touche GmbH
Wirtschaftsprufungsgesellschaft


Munich, Germany

March 25, 2002